Rental Agreement and Lease

This rental agreement is made between:

Rental Solutions (Landlord) and

Dynamic Enviro Inc (Tenant)

For the property on:

9100 Kiln Waveland Cutoff Road

Waveland, MS 39520

The lease is for one year starting on May 1, 2016 and is automatically renewed for the amount of $500.00 a month, payable on the first.

Rental Solutions is responsible for the Electric, Gas and Telephone.

Water, trash, and lawn care are provided by the Landlord.

Dynamic Enviro Inc is responsible for insuring their personal property.

Dynamic Enviro Inc agrees to use the premises for administrative purposes only and not for illegal, immoral or hazardous purposes.

[signature]	4/24/16	228-231-1187
(Tenant)	(Date)	(Phone)
[signature]	4-24-16	985-966-1740
(Landlord)	(Date)	(Phone)